EXHIBIT 99.1

Federated National Holding Company Reports First Quarter 2014 Basic Net Income of $0.77 Per Share and Other Results of Operations

SUNRISE, Fla., May 1, 2014 (GLOBE NEWSWIRE) -- Federated National Holding Company (the "Company") (Nasdaq:FNHC) today reported results for the quarter ended March 31, 2014.

Highlights (as measured against the same three month period last year) include:

  166% increase in basic earnings per share
  141% increase in net premiums earned
  127% increase in revenue
  100% growth in homeowners policy count to approximately 134,100 policies
  79% increase in gross premiums written
  First quarter 2014 also included $1.3 million in realized gains from the sale of equities

Mr. Michael H. Braun, the Company's Chief Executive Officer and President, said, "We are off to a great start in 2014 thanks to our continued disciplined underwriting, expense control, and quality customer service to our policyholders and independent partner agents, who wrote $48.3 million of new homeowner voluntary business during the first quarter.

The expense associated with our annual catastrophe reinsurance contracts, which became effective in July 2013, is allocated equally over the contract period, which runs through the second quarter of 2014. Our rapid growth in earned premium during the fourth quarter of 2013 and first quarter of 2014 has temporarily reduced our ceded premium "reinsurance expenses" to approximately 33% verses a more normalized range of approximately 40% of gross premiums earned. This trend will further continue through the second quarter of 2014 and then should return to a more normalized range with the new reinsurance contracts starting in the third quarter.

Our plan remains focused on supporting growth strategies with disciplined underwriting, prudent risk management, exceptional customer service, maintaining strong capital ratios and enhancing shareholder value. Our overall performance this quarter reflected our ability to manage the business in a way that delivers bottom-line results."

First Quarter 2014 Financial Review

  For the three months ended March 31, 2014, the Company reported net income of $8.4 million, or $0.77 per share on 10.95 million average undiluted and $0.74 per share on 11.32 million average diluted shares outstanding, compared with net income of $2.3 million, or $0.29 per share on 7.98 million average undiluted and 8.13 million average diluted shares outstanding in the same three-month period last year.

  Gross premiums written increased $35.8 million, or 78.9%, to $81.1 million for the three months ended March 31, 2014, compared with $45.3 million for the same three-month period last year. Homeowners' gross premiums written increased $34.4 million, or 86.6%, to $74.0 million for the three months ended March 31, 2014, compared with $39.6 million for the same three-month period last year.

  Unearned premiums increased $17.0 million, or 13.2%, to $145.3 million as of March 31, 2014, compared with $128.3 million as of December 31, 2013.

  Net premiums earned increased $25.7 million, or 140.5%, to $44.0 million for the three months ended March 31, 2014, compared with $18.3 million for the same three-month period last year.

  Total revenues increased $27.8 million, or 127.4%, to $49.7 million for the three months ended March 31, 2014, compared with $21.9 million for the same three-month period last year.

Conference Call Information

The Company will hold an investor conference call at 9:00 AM (ET) tomorrow, May 2, 2014. The Company's CEO and its CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Prygelski invite interested parties to participate in the conference call.

Listeners interested in participating in the Q&A session may dial-in with the number below:

            (877) 303-6913

A live webcast of the call will be available online via the "Conference Calls" section of the Company's website at FedNat.com or interested parties can click on the following link:

http://fednat.com/investors/conference-calls/

Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company's website.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners' multi-peril ("homeowners"), commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states. The Company markets and distributes its own and third-party insurers' products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statements under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products, or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; risks related to the nature of the Company's business; the adequacy of its liability for loss and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophe losses; changes in loss trends; court decisions and trends in litigation, ability to obtain regulatory approval applications for requested rate increases or to underwrite in additional jurisdictions, and the timing thereof; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company's investment portfolio; insurance agents; ratings by industry services; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

FEDERATED NATIONAL HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
Revenue:	2014	2013
Gross premiums written	$81,101,857	$45,333,155
Gross premiums ceded	(3,307,073)	(2,834,593)

Net premiums written	77,794,784	42,498,562

Decrease in prepaid reinsurance premiums	(16,794,206)	(9,913,228)
Increase in unearned premiums	(16,996,564)	(14,286,321)
Net change in prepaid reinsurance premiums and unearned premiums	(33,790,770)	(24,199,549)

Net premiums earned	44,004,014	18,299,013
Commission income	953,710	507,095
Finance revenue	311,060	145,345
Direct written policy fees	1,826,885	1,182,655
Net investment income	1,006,523	793,946
Net realized investment gains	1,331,325	813,423
Other income	281,265	124,606

Total revenue	49,714,782	21,866,083

Expenses:
Losses and loss adjustment expenses	20,827,513	9,320,549
Operating and underwriting expenses	3,666,890	2,727,231
Salaries and wages	3,049,940	2,332,989
Amortization of deferred policy acquisition costs	8,442,170	3,752,732

Total expenses	35,986,513	18,133,501

Income before provision for income tax expense	13,728,269	3,732,582
Provision for income tax expense	5,305,324	1,397,413
Net income	$8,422,945	$2,335,169
Basic net income per share	$0.77	$0.29
Fully diluted net income per share	$0.74	$0.29

Weighted average number of common shares outstanding	10,948,646	7,982,934

Weighted average number of common shares outstanding (assuming dilution)	11,317,458	8,126,721

Dividends paid per share	$0.03	$0.02

FEDERATED NATIONAL HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet

	Period Ending
	03/31/14	12/31/13
Total Cash and Investments	$296,007,764	$262,156,504
Total Assets	$348,354,607	$316,740,733
Unpaid Losses and Loss Adjustment Expense	$62,553,258	$61,015,473
Total Liabilities	$230,767,842	$208,246,349
Total Shareholders' Equity	$117,586,765	$108,494,384
Common Stock Outstanding	10,988,727	10,901,716
Book Value Per Share	$10.70	$9.95

Premium Breakout
	3 Months Ending
Line of Business	03/31/14	03/31/13
	(Dollars in thousands)
Homeowners'	$73,980	$39,643
Commercial General Liability	3,144	2,682
Federal Flood	1,518	1,274
Automobile	2,460	1,734

Gross Written Premiums	$81,102	$45,333

Loss Ratios
	3 Months Ending
Line of Business	03/31/14	03/31/13
All Lines	47.33%	50.93%

The loss ratio is calculated as losses and loss adjustment expense divided by net premiums earned in the given measured period.
CONTACT: Michael H. Braun, CEO (954) 308-1322
         or Peter J. Prygelski, CFO (954) 308-1252
         Federated National Holding Company